                                                                       EXHIBIT 5

                                                                [EXECUTION COPY]
                                                                ----------------

                               WARRANT AGREEMENT
                               -----------------

     THIS WARRANT AGREEMENT (this "Agreement") is made and entered into as of May 13, 1997 between Sky Games International Ltd., a Bermuda exempted company ("SGI"), and Harrah's Interactive Investment Company, a Nevada corporation (the "Warrantholder"). This Agreement is made in connection with the issuance of warrants to purchase shares of common stock, par value Cdn. $.01 per share, of SGI (such shares of SGI or its successor pursuant to the Amalgamation of SGI and SGI Holding Corporation Limited, a Bermuda exempted company, are referred to herein as the "Shares") by the Warrantholder as set forth on Exhibit A attached hereto. The Warrant to be issued to the Warrantholder pursuant to this Agreement hereinafter may be referred to as the "Warrant." The Warrant entitles the Warrantholder to purchase up to the number of Shares set forth herein at the Exercise Price (as defined in Section 6 hereof). There shall be no change in the number of Shares issuable pursuant to this Warrant except as provided in Section 7 hereof. Except where otherwise noted, all monetary amounts set forth herein are denominated in United States currency.

     Section 1. Form of Warrant. The Warrant shall be represented by a certificate (the "Warrant Certificate") which shall be in the form of Exhibit B attached hereto, including the exercise form comprising part of Exhibit B.

     Section 2.  Transfer or Exchange of Warrant.

             2.1 Warrant Register. SGI shall number and register the Warrant Certificate in a Warrant register. SGI shall be entitled to treat the registered owner of the Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

             2.2 Transfer. The Warrant shall be transferable only on the books of SGI, maintained at its principal office, upon delivery of the Warrant Certificate representing the Warrant duly endorsed by the Warrantholder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon each requested registration of transfer and subject to the restrictions on transfer set forth in Section 13 hereof, SGI shall deliver a new Warrant Certificate to the person entitled thereto at the same Exercise Price, with the same Termination Date (as hereinafter defined) and otherwise of like tenor as the Warrant so transferred or assigned.

     Section 3.  Terms of Warrant; Exercise of Warrant.

             3.1 Terms of Warrant. Subject to the terms and conditions of this Agreement, the Warrantholder shall have the right and option to purchase from SGI the number of validly issued, fully paid and nonassessable Shares set forth on Exhibit A attached hereto which such Warrantholder may at that time be entitled to purchase on exercise of the Warrant. The Warrant may be exercised in whole at any time or in part from time to time on or after the date of the consummation of the amalgamation (the "Subsidiary Amalgamation") of SGI Holding Corporation Limited, a Bermuda exempted company, and Interactive Entertainment Limited, a Bermuda exempted company (the "Commencement Date"). The right to exercise such Warrant shall terminate without further notice at 5:00 p.m. Memphis time on the ninetieth (90th) day after the Commencement Date (the "Termination Date"). Closing of such exercise shall be subject to satisfaction of the conditions set forth in Section 3.3 hereof.

             3.2 Method of Exercise.

                 (a) Upon compliance with the terms and conditions of this Agreement, the Warrant to purchase represented by the Warrant shall be exercisable at the election of the Warrantholder, either in full or from time to time in part. In the event that the Warrant is exercised with respect to fewer than all of the Shares or other securities purchasable on such exercise at any time prior to the Termination Date, a new Warrant Certificate evidencing the remainder of the Warrant shall be issued by SGI at the same Exercise Price, with the same Termination Date, and otherwise of like tenor as the Warrant that has been partially exercised. SGI shall deliver the new Warrant Certificate pursuant to the provisions of Sections 1 and 2 hereof.

                 (b) The Warrant shall be exercised by surrender to SGI, at its principal office, of the Warrant Certificate evidencing the Warrant, together with a duly completed and executed form of election to purchase attached thereto, payment to SGI of the Exercise Price for all of the Shares for which the Warrant is then exercised and satisfaction of the other conditions set forth in Section 3.3. Payment of the Aggregate Exercise Price (as hereinafter defined) shall be made in cash, certified bank check, cashier's check, wire transfer or otherwise in immediately available funds. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by SGI.

                 3.3 Issuance of the Shares. Within ten (10) business days after all of (i) the surrender of the Warrant Certificate, (ii) payment of the Aggregate Exercise Price and (iii) delivery of the Exercise Form attached to the Warrant Certificate, SGI shall issue and cause to be delivered to the Warrantholder a certificate for the number of Shares so purchased upon the exercise of the Warrant together with a Warrant Certificate for the portion of the Warrant not exercised, if any. All Shares will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof (other than income taxes).

     Section 4. Mutilated or Missing Warrant Certificate. If any Warrant Certificate is mutilated, lost, stolen or destroyed, SGI shall, in the case of a mutilated Warrant Certificate, issue a new Warrant Certificate of like tenor upon surrender of such mutilated Warrant Certificate, and in case of the loss, theft or destruction of any Warrant Certificate, at the request of the Warrantholder, issue and deliver in exchange and substitution for the certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to SGI of such loss, theft or destruction of such Warrant Certificate and reasonable and customary indemnity and bond, if requested, also reasonably satisfactory to SGI. An applicant for such a substitute Warrant Certificate also shall comply with such other reasonable regulations and pay such other reasonable charges as SGI may prescribe to cover SGI's expenses in processing the mutilated Warrant Certificate or replacing the lost, stolen or destroyed Warrant Certificate.

     Section 5.  Certain Covenants.

             5.1 Reservation of Shares. SGI shall provide for the authorization and reservation of Shares for issuance upon the exercise of the Warrant.

             5.2 No Impairment. SGI shall not, by amendment of its Memorandum of Association or Bye-Laws or through reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other agreement or voluntary act, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by SGI.

     Section 6. Exercise Price. The Shares shall be purchasable upon the exercise of the Warrant at a price per Share of SGI equal to $1.00 per Share. The Exercise Price shall be subject to adjustments required pursuant to Section 7 hereof. The Exercise Price multiplied by the number of Shares issuable upon exercise of the Warrant may be referred to herein as the "Aggregate Exercise Price."

     Section 7. Adjustment of Exercise Price and Number of Interests. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of the events set forth in this Section 7.

             7.1 Mechanical Adjustments--SGI.

                 (a) If SGI shall at any time prior to the exercise of the Warrant issued hereby (i) pay a dividend in Shares or makes a pro rata distribution to all of its shareholders in Shares, (ii) subdivide its outstanding Shares into a greater number of Shares, or (iii) combine its outstanding Shares into a smaller number of Shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the number of Shares outstanding immediately before such dividend, distribution, subdivision or combination, and the denominator of which shall be the number of Shares outstanding immediately after such dividend, distribution, subdivision or combination. Such adjustments shall be made successively whenever any event specified above shall occur.

                 (b) If SGI shall at any time prior to the exercise of the Warrant issued hereby declare a distribution (other than a distribution consisting solely of Shares) or otherwise distribute pro rata to all of its shareholders any assets, cash, property, rights, evidences of indebtedness or securities (other than Shares), a Warrantholder holding the unexercised Warrant shall thereafter be entitled, in addition to the Shares properly receivable upon the exercise thereof, to receive at no additional cost, upon the exercise of the Warrant, the same property, assets, cash, rights, evidences of indebtedness or securities that it would have been entitled to receive at the time of such distribution as if the Warrant had been exercised immediately prior to such distribution.

                 (c) No adjustment need be made in connection with the issuance of any Shares or other securities of SGI or a successor to the business of SGI in a bona fide public offering pursuant to a firm commitment underwriting managed by a nationally recognized investment banking firm which is a member of the National Association of Securities Dealers, Inc. or for a price determined to be reasonable by the Board of Directors of SGI.

                 (d) In case any event shall occur as to which the provisions of
Section 7.1 are not strictly applicable but the failure to make any adjustment would not fairly protect rights represented by the Warrant in accordance with the essential intent and principles of such sections, then, in each case, SGI shall appoint a nationally recognized firm of certified public accountants (which may be the regular auditors of SGI), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 7, necessary to preserve, without dilution, the purchase rights represented by the Warrant. Upon receipt of such opinion, SGI will promptly mail a copy thereof to the holder of the Warrant and shall make the adjustments described therein.

                 7.2 Notice of Adjustment. Whenever the number of Shares purchasable upon the exercise of the Warrant or the Exercise Price of such Shares is to be adjusted, as herein provided, SGI shall give reasonable advance notice to the Warrantholder (at least 20 days prior to the date on which the event requiring adjustment is expected to occur) by first class mail, postage prepaid, with a certificate of SGI, confirmed as to mathematical accuracy by a firm of independent certified public accountants selected by SGI (who may be the regular auditors employed by SGI), setting forth the number of Shares purchasable upon the exercise of the Warrant and the Exercise Price of such Shares after such adjustment and a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

             7.3 Reorganizations. In case of any capital reorganization, other than in the cases referred to in Section 7.1 hereto, or the consolidation or merger of SGI with or into another entity (other than a merger or consolidation in which SGI is the continuing entity and which does not result in any reclassification of the outstanding Shares or the conversion of such outstanding Shares into shares of stock or other securities or property), or the sale of the property of SGI as an entirety or substantially as an entirety (collectively such actions hereinafter being referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of a Warrant (in lieu of the number of Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as reasonably determined by a nationally recognized independent certified public accounting firm selected by SGI (who may be the regular auditors employed by SGI), shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Warrantholder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of the Warrant. SGI shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor entity, or if SGI shall be the surviving entity in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of Shares outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Warrantholder such shares of stock, securities, cash or other property as the Warrantholder shall be entitled to purchase in accordance with the foregoing provisions. No provision of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by SGI of any of its corporate rights or powers to recapitalize, amend its Memorandum, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

             7.4 Statement on Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of Shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express on their face the same price and number and kind of Shares as are stated in the Warrant initially issuable pursuant to this Agreement and such shall not in any way affect the adjusted Exercise Price or number of Shares issuable upon exercise.

     Section 8. SGI's Representations and Warranties. SGI hereby represents and warrants to each Warrantholder as of the date hereof as follows:

             8.1 Status. SGI is an exempted company duly formed, validly existing and in good standing under the laws of Bermuda.

             8.2 Power. SGI has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and to enter into this Agreement and to carry out its obligations under this Agreement. All corporate or similar action required to be taken by SGI in connection with the execution, delivery and performance of this Agreement has been duly taken.

             8.3 No Conflicts. Neither the execution and delivery of this Agreement nor the performance by SGI of any of SGI's obligations hereunder, will
(i) conflict with, result in a breach of, or constitute (with notice, lapse of time or both) a default under, or result in the creation or imposition of any lien, charge, security interests or other encumbrance upon any of SGI's property pursuant to the terms of any indenture, mortgage, deed of trust, security agreement, loan agreement, license, lease, undertaking or any other agreement, instrument or document to which SGI is a party, by which SGI is bound or to which any of SGI's properties are subject, the conflict with, breach of or default under, or the creation or imposition of which, would have an adverse effect on the ability of SGI to fully and timely perform any of its obligations under this Agreement, or (ii) violate the Memorandum of Association or Bye-Laws, or (iii) violate any provision of any federal, state or local law, rule or regulation to which SGI is subject, or any judgment, writ, decree, injunction or order to which SGI is a party or by which SGI is bound, which violation would have an adverse effect on the ability of SGI to perform its obligations hereunder, or a material adverse effect on the business, assets or financial condition of SGI.

             8.4 Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of SGI, enforceable in accordance with its terms.

     Section 9. Warrantholder's Representations and Warranties. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and Shares purchasable upon exercise of the Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution hereof or of any of the Shares or other securities issuable upon the exercise thereof, and not with any present intention of distributing any of the same. Upon exercise of this Warrant, the holder shall, if requested by SGI, confirm in writing, in a form satisfactory to SGI, that Shares purchasable upon exercise of the Warrant so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that SGI receive such other representations as SGI considers reasonably necessary to assure SGI that the issuance of its securities upon exercise of the Warrant shall not violate any United States or state securities laws.

     Section 10. Information to Warrantholder. In addition to any other rights to notice pursuant to this Agreement, SGI shall provide the following information to the Warrantholder after the Commencement Date:

                 (i) information regarding any distribution by SGI to the owners of any equity securities of SGI;

                 (ii) information regarding the granting to owners of any equity securities of SGI, including holders of Shares, of any rights to subscribe for or purchase any equity securities of SGI since the date of this Agreement;

                 (iii) information regarding any amendment to the Memorandum of Association or Bye-Laws of SGI since the date of this Agreement;

                 (iv) information regarding any proposed reclassification or change in any Shares or any consolidation, merger, or sale of substantially all of the assets, property or business of SGI; or

                 (v) such written information, documents and reports as have been delivered to all shareholders of SGI since the date of this Agreement; and

                 (vi) such additional information as the Warrantholder may reasonably request.

     Section 11. Warrantholder Not a Shareholder. The Warrantholder, as the holder of the Warrant, shall not be, and shall not have any of the rights or privileges of, a Shareholder of SGI with respect to the Shares purchasable hereunder, unless and until the Shares shall have been issued and delivered to such Warrantholder in accordance with this Warrant Agreement.

     Section 12. Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and either delivered in person, sent by courier, sent by mail, registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile transmission and addressed to SGI at 595 Howe Street, Suite 1115, Vancouver, British Columbia V6C 2T5, Canada, Attn: Malcolm P. Burke, facsimile no.: 604-687-8678 (with a copy to Altheimer & Gray, 10 South Wacker Drive, Suite 4000, Chicago, Illinois 60606,
Attn: Andrew W. McCune, facsimile no.: 312-715-4800) and to the Warrantholder as set forth on the signature page to this Agreement, or such other address as either party may from time to time specify in writing to the other in the manner aforesaid. Such notices or communications shall be deemed delivered upon personal or courier delivery or refusal of such delivery, five (5) business days after being sent by mail, as set forth above or the first business day following confirmed transmission if sent by facsimile transmission; provided such notice or other communication is also mailed in accordance with the foregoing requirements within two (2) days of delivery by facsimile.

     Section 13.  Successors and Assigns/Assignment.

             13.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns hereunder; provided, however, that neither this Agreement nor the Warrant Certificate may be sold, assigned or transferred by any Warrantholder (i) in the absence of an effective registration statement or an exemption from such requirement under the Act, qualification or exemption from such requirement under any applicable state laws or an opinion of counsel in form and substance satisfactory to SGI that registration is not required under the Act and under any applicable state laws; (ii) except as permitted pursuant to and in compliance with the applicable gaming laws and regulations; and (iii) with prior consent of SGI.

             13.2 Assignment. Neither this Agreement, any Warrant nor any Warrant Certificate may be sold, assigned or otherwise transferred, except to an Affiliate of Warrantholder, unless SGI shall have consented thereto. It shall be a condition to such assignment that the assignee execute a copy of this Agreement. SGI may not be sell, assign or otherwise transfer this Agreement, except to an Affiliate of SGI, unless the Warrantholder shall have consented thereto. As used herein, an "Affiliate" is any person or entity which controls a party to this Agreement, which that party controls, or which is under common control with that party. "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

     Section 14. Fractional Shares. Fractional Shares shall not be issued to the Warrantholder on exercise of any Warrant. In lieu thereof, the Warrantholder shall receive the nearest whole number of Shares to which the Warrantholder is entitled on such exercise.

     Section 15. Applicable Law. This Agreement, the Warrant and the Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the conflicts of laws principles thereof.

     Section 16. No Third Party Benefits. This Agreement shall not be construed to give to any person or entity, other than SGI and the Warrantholder, any legal or equitable right, remedy or claim under this Agreement, the Warrant or the Warrant Certificates, and this Agreement, the Warrants and the Warrant Certificates shall be for the sole and exclusive benefit of SGI and the Warrantholder.

     Section 17. Counterparts. This Agreement may be executed in any number of counterparts or duplicate originals, each of which shall be an original, but all of which together shall constitute one instrument.

     Section 18. Entire Understanding. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes all prior agreements, understandings and arrangements with respect to the matters herein. This Agreement cannot be modified except by a written instrument signed by SGI and the Warrantholder.

     Section 19. Attorneys' Fees. If an action is instituted by any of the parties hereto in any court of law or equity pertaining to the interpretation or enforcement of any of the provisions of this Agreement, the prevailing party shall be entitled to recover, in addition to any judgment or decree rendered therein, all court costs and reasonable attorneys' fees and expenses.

     Section 20. Specific Performance/Cumulative Remedies. SGI acknowledges that, if it breaches any of its obligations hereunder, the Warrantholder shall suffer irreparable injury for which damages shall be insufficient, and that the Warrantholder, individually or as a group, shall have the right of specific performance of such obligations. Notwithstanding the foregoing, the remedies available to the Warrantholder in the event of a breach by SGI of this Agreement shall be cumulative of those at law, equity or otherwise.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed as of the day and year first above written.

                                    SKY GAMES INTERNATIONAL LTD.


                                    By:  /s/ Malcolm P. Burke
                                         ----------------------
                                    Name:Malcolm P. Burke
                                         ----------------------
                                    Title:President
                                          ---------------------


                                    HARRAH'S INTERACTIVE INVESTMENT COMPANY


                                    By:  /s/ John M. Boushy
                                         ----------------------
                                    Name:John M. Boushy
                                         ----------------------
                                    Title:Senior Vice President
                                          ---------------------

                                    Address:    1023 Cherry Road
                                                Memphis, Tennessee 38117
                                    Facsimile:  901-762-8914

                                   EXHIBIT A
                                   ---------
                                 WARRANTHOLDER
                                 -------------


Name                                    Shares Issuable on Exercise
----                                    ---------------------------

Harrah's Interactive Investment         The number of Shares equal to
 Company                                1,000,000 Shares less the number of
                                        Shares issued pursuant to conversion
                                        of that certain Convertible Secured
                                        Promissory Note dated the date hereof
                                        issued under that certain Funding
                                        Agreement dated the date hereof
                                        between SGI and IEL, as borrower, and
                                        Warrantholder, as lender.

                                        If SGI shall at any time prior to the
                                        exercise of the Warrant (i) pay a
                                        dividend in Shares or makes a pro
                                        rata distribution to all of its
                                        Shareholders in Shares, (ii)
                                        subdivide its outstanding Shares into
                                        a greater number of Shares, or (iii)
                                        combine its outstanding Shares, the
                                        Exercise Price in effect immediately
                                        after the record date for such
                                        dividend shall be adjusted so that it
                                        shall equal the price determined by
                                        multiplying the Exercise Price in
                                        effect immediately prior thereto by a
                                        fraction, the numerator of which
                                        shall be the number of Shares
                                        outstanding immediately before such
                                        dividend, distribution, subdivision
                                        or combination.  Such adjustments
                                        shall be made successively whenever
                                        any event specified shall occur.


                                   EXHIBIT B
                                   ---------
                              WARRANT CERTIFICATE
                              -------------------

No. 1

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES THAT MAY BE ACQUIRED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE ACQUIRED UPON ITS EXERCISE MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SGI THAT SUCH REGISTRATION OR QUALIFICATION OR BOTH IS NOT REQUIRED.

                         WARRANT TO PURCHASE SHARES OF

                          SKY GAMES INTERNATIONAL LTD.

                       VOID AFTER 5:00 P.M. MEMPHIS TIME
                                       ON
                             ____________ __, 1997

     This Warrant Certificate certifies that, for value received, Harrah's Interactive Investment Company, a Nevada corporation (the "Warrantholder"), the registered holder hereof, or its permitted assigns, is entitled to purchase ______________ from SKY GAMES INTERNATIONAL, a Bermuda exempted company ("SGI"), the Shares of SGI or such other number of Shares as the Warrantholder then is entitled to purchase pursuant to the Warrant Agreement (as hereinafter defined). The right granted herein may be exercised at the times and in the amounts on and after the Commencement Date (as such date is defined in the Warrant Agreement) specified in the Warrant Agreement and shall terminate at the Termination Date (as such date is defined in the Warrant Agreement) specified in the Warrant Agreement. Closing of such exercise is subject to the satisfaction of several conditions set forth in the Warrant Agreement. The purchase price for each Share upon exercise of this Warrant initially shall be as set forth in the Warrant Agreement (the "Exercise Price"). The Exercise Price and the number of Shares of SGI purchasable upon exercise of this Warrant are subject to adjustment from time to time as set forth in the Warrant Agreement.

     Subject to the terms of the Warrant Agreement, this Warrant may be exercised in whole or in part by presentation of this Warrant Certificate with the Exercise Form and Investment Certificate attached hereto duly completed and executed and simultaneous payment of the Exercise Price for all of the Shares for which the Warrant is then exercised at the principal office of SGI. Payment of such Exercise Price shall be made to SGI in cash, by certified bank or cashier's check made payable to the order of SGI or other immediately available funds.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of May __, 1997 (the "Warrant Agreement"), between SGI and the Warrantholder named therein, and is subject to the terms and provisions contained in the Warrant Agreement, to, which the Warrantholder consents by acceptance hereof.

     This Warrant Certificate is transferable at the office of SGI in the manner and subject to the limitations set forth in the Warrant Agreement.

     Neither this Warrant Certificate nor the Warrant entitles the Warrantholder to any of the rights of a partner or a Shareholder of SGI.

     IN WITNESS WHEREOF, SGI has caused this Warrant Certificate to be duly executed and delivered by its duly authorized officer as of May __, 1997.

                                                SKY GAMES INTERNATIONAL LTD.


                                                By:
                                                   -----------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                   EXHIBIT C
                                   ---------
                             TO WARRANT CERTIFICATE
                             ----------------------

                                 EXERCISE FORM
                                 -------------

The undersigned hereby irrevocably elects to exercise the Warrant represented by Warrant Certificate No. 1 dated as of May __, 1997, of Sky Games International Ltd. ("SGI"), and pursuant to the terms of that certain Warrant Agreement dated as of May __, 1997 between SGI and the Warrantholder, hereby tenders to SGI the aggregate payment therefor of $_____________, for ____ Shares of Common Stock, par value Cdn. $.01.

Name_________________________________

Address_______________________________

Signature______________________________

Date__________________________________

(Signature must conform in all respects to name of Warrantholder on the face of the Warrant Certificate.)


                                      C-1